N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Global Asset Management Trust
Legg Mason Diversified Large Cap Value
Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's prospectus as filed with the Securities and Exchange Commission pursuant to Rule
497 of the Securities Act of 1933 on August 7,
2015 (Accession No. 0001193125-15-282715).
The  Registrant  also incorporates by reference
Post-Effective Amendment No. 87 to Form N-1A filed on January 23, 2015 pursuant to Rule
485(b) of the Securities Act of 1933 (Accession
No. 0001193125-15-018914).